STOCK PURCHASE AGREEMENT

         AGREEMENT,   dated  as  of  this  13th  day  of   February   1998  (the
"Agreement"), by and among Andal Corp., a New York corporation (the "Company"), and SO Charitable Trust (the "Seller").

         Seller owns beneficially and of record 5,143 shares of common stock, par value twenty ($20.00) dollars a share, of the Company (the "Shares").

         Upon the terms, and subject to the conditions hereinafter set forth, Seller desires to sell, and the Company desires to purchase, the Shares from the Seller.

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and in reliance upon the representations and warranties made herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1      TERMS.

                  The following terms as used in this Agreement shall have the meanings as set forth below:

                  "Agreement" shall have the meaning set forth in the preamble.

                  "Closing" shall have the meaning set forth in Section 3.1 hereof.

                  "Closing Date" shall have the meaning set forth in 3.1 hereof.

                  "Company" shall have the meaning set forth in the preamble.

                  "Purchase Price" shall have the meaning set forth in Section
2.2 hereof.

                  "Seller" shall have the meaning set forth in the preamble.


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                  "Shares" shall have the meaning set forth in the preamble.

                                   ARTICLE II
                           SALE AND PURCHASE OF SHARES

         2.1      PURCHASE OF SHARES.

                  On the Closing Date (as hereinafter defined), the Seller shall sell assign, transfer, convey and deliver to Company, and Company shall purchase and accept, the Shares.


         2.2      PURCHASE PRICE.

                  The purchase price for the Shares shall be:

                  (A) The total number of Shares multiplied by $33.00, an aggregate of $169,719, payable in cash at the Closing PLUS

                  (B) 4,179 shares of common stock, of Integrated Brands, Inc. (the "Integrated Shares"), free and clean of any liens or encumbrances whatsoever (such cash payment and such shares of common stock are collectively referred to herein as the "Purchase Price.")

                                   ARTICLE III
                                     CLOSING

         3.1      THE CLOSING.

                  The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of Gold, Farrell & Marks, 41 Madison Avenue, New York, New York 10010 on February 13, 1998, or at such other place and time as the Company and the Seller may agree (the "Closing Date").


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         3.2      DELIVERIES AT CLOSING BY SELLERS.

                  At the Closing, the Seller shall deliver to the Company certificates representing all the Shares, together with duly executed stock powers with guaranteed signatures by a commercial bank or by a member from the New York Stock Exchange sufficient to transfer ownership of such Shares to the Company.

         3.3      DELIVERIES AT CLOSING BY COMPANY.

                  At the Closing, the Company shall cause the cash portion of the Purchase Price to be delivered to the Seller by wire transfer upon instructions to be delivered by the Seller to the Company. Seller shall have delivered to the Company the portion of the Purchase Price consisting of the Integrated Shares, to be delivered to the Seller at the Closing or as soon thereafter as practicable certificates representing the Integrated Shares accompanied by duly executed stock power endorsing transfer in blank.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES


         4.1      REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE COMPANY.

                  The Company represents and warrants to the Seller, and covenants that:

                  (A) ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has full corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The authorized equity securities of the Company consist of


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1,500,000  shares of common stock,  par value twenty ($20.00) dollars per share, of which 434,078 shares are issued and outstanding as of January 20, 1998.

                  (B) CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

                  (C) AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, including, without limitation, the ability to purchase the Shares, has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by it, will constitute a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

                  (D) NO CONSENT. Except as referred to in Section 4.1(C) hereof, no consent, approval or authorization of any person or governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, or the purchase of the Shares.

                  (E) TITLE TO THE INTEGRATED SHARES. The Company is the owner beneficially and of record of 352,700 outstanding shares of common stock of Integrated Brands, Inc., and no more, and on the Closing Date, upon the consummation of the transactions contemplated hereby, will have delivered to the Seller, good and marketable title to the Integrated Shares free and clear, subject to the requirements of Federal and state securities laws, of all liens and encumbrances or rights of any other person whomsoever.

                  (F) COMPLIANCE WITH OTHER INSTRUMENTS. Neither the execution, delivery, nor performance of this Agreement by the Company shall (1) violate any order, judgment, or


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decree  applicable to the Company;  or (2) violate,  conflict with,  result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge, or encumbrance upon any of the Integrated Shares under any of the terms, conditions, or provisions of (a) its articles of incorporation or bylaws, or (b) any note, bond, mortgage, indenture, deed of trust, license, or other contract or obligation to which the Company is a party, by which the Company may be bound, or to which the Company, its respective properties, or its respective assets may be subject.

         4.2      REPRESENTATIONS AND WARRANTIES OF THE SELLER.

                  Seller represents, warrants to the Company and covenants that:

                  (A) CONVEYANCE OF SHARES. The Seller has, and on the Closing Date, upon the consummation of the transaction contemplated hereby, will have conveyed to the Company, the full beneficial ownership to the number of Shares set forth in the preamble hereto, free and clear, subject to the requirements of Federal and state securities laws, of all liens and encumbrances or rights of any other person whomsoever.

                  (B) ACCESS TO DATA. The Seller is (1) an "accredited investor" (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")) and (2) a sophisticated investor with knowledge and experience in business matters who (a) has had the opportunity to discuss the Company's business and financial affairs with the Company's management, (b) has had the opportunity to review the Company's business affairs, and (c) has had the opportunity to obtain additional information as desired in order to


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evaluate the terms of the sale of the Shares for the Purchase  Price  (including the receipt of the Integrated Shares). The Purchase Price has been determined by arms-length negotiation between the Company and the Seller.

                  (C) AUTHORIZATION. All action on its part necessary for the authorization, execution, delivery and performance of this Agreement by it, and the performance of each of the Seller's obligations hereunder have been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by it, will constitute a valid and legally binding obligation of it, enforceable in accordance with its terms and subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Each trustee of the Seller has been duly and validly appointed and authorized in accordance with the Trust Agreement (as defined below) and the EPTL (as defined below).

                  (D) COMPLIANCE WITH OTHER INSTRUMENTS. Neither the execution, delivery, nor performance of this Agreement by the Seller shall (1) violate any provision of the New York Estates, Powers and Trusts Law ("EPTL") or any Federal or state tax law applicable to the Seller; (2) violate any order, judgment, or decree applicable to the Seller; (3) violate, conflict with, or result in a breach or default under, or cause the termination of, any term or condition of any court order, agreement, document, or other instrument to which the Seller is a party or by which the Seller or any of its properties or assets may be bound, including, without limitation, that certain charitable trust agreement, dated December 1, 1980 (the "Trust Agreement"); or (4) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of,


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accelerate the  performance  required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge, or encumbrance upon any of the Shares under any of the terms, conditions, or provisions of (a) the Trust Agreement or any other governing instrument or document of the Seller, or (b) any note, bond, mortgage, indenture, deed of trust, license, or other contract or obligation to which the Seller is a party, by which the Seller may be bound, or to which the Seller, its properties, or assets may be subject.

                  (E) NO CONSENT. No notice to, filing with, authorization of, exemption by, or consent or approval of any public body or authority or any other third party, including, without limitation, the Attorney General of the State of New York, the United States Internal Revenue Service or any New York State Court, is necessary for the Seller's execution, delivery and performance of this Agreement of any other agreement or document contemplated hereunder or the consummation by the Seller of the transactions contemplated herein.

                  (F) VALID EXISTENCE. The Seller is a charitable trust duly organized, validly existing and in good standing under the laws of the State of New York and the laws of the United States, and has full power and authority to carry on its businesses and to own or lease all of its properties and assets as and in the places such businesses are now conducted, and such properties are now owned, leased or operated.

                  (G) INVESTMENT INTENT. The Seller is acquiring the Integrated Shares, paid as part of the Purchase Price, for its own account and not with a view to the distribution thereof within the meaning of the Securities Act, any state securities law, or any regulation of any of the foregoing.


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                  (H) NO SALE OF ALL OR  SUBSTANTIALLY  ALL OF THE  ASSETS.  The
sale of the Shares by the Seller does not constitute a sale of all or substantially all of its assets under the Trust Agreement or any federal or state law or regulation, including, without limitation, the EPTL.


                                    ARTICLE V
                              CONDITIONS TO CLOSING

         5.1      CONDITIONS TO CLOSING OF COMPANY.

         The Company's obligations to purchase the Shares at the Closing are, at the option of Company, subject to the fulfillment of the following conditions:

                  (A) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by Seller, in Article IV hereof, shall have been true and correct when made and shall be true and correct as of the Closing Date.

                  (B) CONDITIONS. All agreements and conditions contained in this Agreement to be performed by the Seller on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.2      CONDITIONS TO CLOSING OF SELLER.

         The Seller's obligations to sell and deliver the Shares on the Closing Date are, at the option of the Seller, subject to the fulfillment as of the Closing Date of the following conditions:

                  (A) REPRESENTATIONS. The representations and warranties made by the Company in Article IV hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.


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                  (B) COVENANTS. All agreements and conditions contained in this
Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1      GOVERNING LAW.

         This Agreement shall be governed in all respects by the laws of the state of New York, without regard to principles of conflicts of laws.

         6.2      SURVIVAL.

         All representations and warranties shall survive the Closing Date. Any representation or warranty as to which a claim with respect to which specific notice has been given is unresolved at the time of the expiration of the applicable period shall survive such expiration until resolved.

         6.3      TRANSACTION PAYMENTS BY COMPANY.

         Company shall reimburse Seller for all expenses Seller may reasonably incur in connection with the transactions contemplated by this Agreement, including, without limitation, all legal fees and related disbursements.

         6.4      SUCCESSORS AND ASSIGNS.

         Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.



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         6.5      ENTIRE AGREEMENT; AMENDMENT.

         This Agreement and any other documents delivered pursuant hereto, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver or discharge or termination is sought.

         6.6      NOTICES.

         All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger addressed (a) if to Seller c/o Alpine Capital Group, 1285 Avenue of the Americas, New York, NY 10019, or at such other address as Seller shall have furnished to the Company in writing with a copy to Charles R. Dickey, Esq., Gold, Farrell & Marks, 41 Madison Avenue, New York, NY 10010; or (b) if to the Company, to Andal Corp., 909 Third Avenue, New York, NY 10022, and addressed to the attention of Alan N. Cohen and Andrew J. Frankel with a copy to Roy M. Korins Esq., Esanu Katsky Korins & Siger, LLP, 605 Third Ave., New York, New York 10158, or to such other address or addresses as a party may have been furnished by notice to the other party. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered personally, or, if sent by mail, at the earlier of its receipt or five (5) days after the same has been deposited in the United States mail, addressed and mailed as aforesaid.



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         6.7      COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterparts, and all of which together shall constitute one instrument.

         6.8      SEVERABILITY.

         In the event that any provisions of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         6.9      TITLES AND SUBTITLES.

         The  titles  and  subtitles   used  in  this  Agreement  are  used  for
convenience only and are not considered in construing or interpreting this Agreement.

         6.10     RESTRICTIONS ON THE SHARES OF INTEGRATED BRANDS INC.

         The Company agrees to notify the Seller prior to selling or otherwise transferring all or any portion of the shares of common stock of Integrated Brands, Inc. owned by the Company. Seller agrees that it will not sell or transfer the Integrated Shares, it receives as part of the Purchase Price pursuant to Section 3.3. hereof prior to the earlier to occur of:

                  (A) the sale or distribution by the Company of all or any portion of the shares of common stock of Integrated Bands, Inc. that it now owns to persons other than the Seller; or

                  (B) the one-hundred twenty-first day next following the Closing Date.

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         6.11     FURTHER ASSURANCES.

         At any time and from time to time from and after the Closing Date, the Seller will, at the request of the Company and without further consideration, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and other documents and perform or cause to be performed such acts and provide such information, as may reasonably be required by the Company to evidence or effectuate the sale, conveyance, transfer, assignment and delivery to the Company of the Shares or for the performance by the Seller or the Company of any of their respective obligations under this Agreement.

         6.12     INDEMNIFICATION BY SELLER.

         The Seller shall indemnify the Company and all of its officers and directors (the "Indemnified Parties") against and agree to hold the Indemnified Parties harmless from any and all claims, damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) ("Damages") incurred or suffered by any of the Indemnified Parties on or after the Closing Date arising out of any misrepresentation, inaccuracy or breach of any representation, warranty, covenant or promise by the Seller contained in this Agreement (or in any certificate, document, list or schedule delivered to the Company by the Seller hereunder).

         6.13     INDEMNIFICATION BY COMPANY.

         The Company shall indemnify the Seller against and agree to hold the Seller harmless from any and all Damages, loss incurred or suffered by the Seller on or after the Closing Date arising out of any misrepresentation, inaccuracy or breach of any representation, warranty, covenant or


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promise by the  Company  contained  in this  Agreement  (or in any  certificate, document, list or schedule delivered to the Seller by the Company hereunder).

                         [SIGNATURES ON FOLLOWING PAGE]


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         IN WITNESS  WHEREOF,  the parties  have  executed  and  delivered  this
Agreement as of the date first above written.

                                         ANDAL CORP. ("Company")
                                         BY:  /s/ ALAN COHEN
                                            --------------------------------
                                         ITS:     PRESIDENT
                                            --------------------------------


                                         SO CHARITABLE TRUST
                                         BY: /s/ ODED ABOODI
                                            --------------------------------
                                                 Oded Aboodi, Trustee



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